UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2008

Astoria Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 14, 2008, Astoria Financial Corporation (“Astoria”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), filed an application with the Office of Thrift Supervision for the sale of $375 million in preferred stock and related warrants to the U.S. Treasury under the Capital Purchase Program (the “Program”) of the Emergency Economic Stabilization Act. Although Astoria is considering participating in the Program to further strengthen its capital base, it does not believe that participation in the Program is necessary for Astoria Federal to maintain its well-capitalized status since capital levels exceed all regulatory requirements. Although the application to participate in the Program has been filed, if it is approved, there is no assurance that Astoria will participate in the program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

Dated: November 17, 2008	By:	/s/ Peter J. Cunningham .
Peter J. Cunningham .
First Vice President and Director of Investor Relations